EXHIBIT 99.1

Contacts:
Pfizer Inc	Medivation, Inc.
Raul Damas, Media Relations	Patrick Machado, Chief Business Officer
(212) 733-3441	(415) 829-4101

Suzanne Harnett, Investor Relations
(212) 733-8009

PFIZER AND MEDIVATION ANNOUNCE RESULTS FROM PHASE 3 HORIZON TRIAL OF

DIMEBON IN HUNTINGTON DISEASE

— Dimebon Did Not Meet Primary Efficacy Endpoints —

— Medivation to Hold Investor Call at 8:30 a.m. EDT –

NEW YORK and SAN FRANCISCO, April 11, 2011 – Pfizer Inc (NYSE: PFE) and Medivation, Inc. (NASDAQ: MDVN) today announced results from the Phase 3 HORIZON trial of the investigational drug dimebon (latrepirdine*) in patients with Huntington disease. Dimebon did not achieve statistical significance for either of the co-primary endpoints, the Mini-Mental State Examination (MMSE), which measures cognition (p=0.39), or the Clinician’s Interview-Based Impression of Change, plus caregiver input (CIBIC-plus), which measures global function (p=0.84).

“We are disappointed with the results of the HORIZON trial given the high unmet need in this patient population. At this point, we will discontinue development of dimebon in Huntington disease, including the ongoing open-label extension study,” said David Hung, M.D., president and chief executive officer of Medivation. “We will continue our ongoing 12-month Phase 3 CONCERT trial of dimebon and its open-label extension in patients with mild-to-moderate Alzheimer’s disease. We expect to report top-line data from CONCERT in the first half of 2012.”

Dimebon was generally well tolerated in the HORIZON trial, consistent with findings from previous trials including over 2,000 patients, the large majority of whom were Alzheimer’s disease patients.

“Huntington’s is a challenging disease area, and we are also disappointed with the HORIZON results,” said Pfizer’s Steve Romano, M.D., senior vice president, Medicines Development Group head, Primary Care Business Unit. “The results are expected to be presented at an upcoming medical meeting.”

*	Latrepirdine is the generic (nonproprietary) name for dimebon.

HORIZON Study Design and Results

The double-blind, placebo-controlled Phase 3 HORIZON trial enrolled 403 patients with Huntington disease at 64 sites in North America, Europe and Australia. The trial included patients who had cognitive impairment, based on investigator judgment and verified by MMSE score. Patients were randomized to receive either 20 mg of dimebon three times daily or placebo for six months.

No statistically significant improvements were achieved for the dimebon group relative to placebo on either of the co-primary endpoints. Dimebon was generally well tolerated in the study. The overall incidence of adverse events was equivalent between the treatment groups: 69 percent in the dimebon group and 68 percent in the placebo group. Adverse events occurring in at least 5 percent of dimebon treated patients and more frequently than in placebo treated patients were chorea (8 percent vs. 4 percent), headache (6 percent vs 3 percent) and fatigue (5 percent vs 0 percent).

The trial was conducted in collaboration with the Huntington Study Group (HSG) and the European Huntington’s Disease Network (EHDN). The HSG is a non-profit group of experienced clinical trial investigators from medical centers in the United States and abroad dedicated to clinical research of Huntington disease. The EHDN is a non-profit network of professionals providing an infrastructure for large scale Huntington disease clinical trials throughout Europe.

About Dimebon

Dimebon (latrepirdine) is an investigational oral medication being tested as a potential treatment for Alzheimer’s disease. Dimebon is currently being studied in the Phase 3 CONCERT trial, a 12-month study evaluating dimebon in patients with mild-to-moderate Alzheimer’s disease who are taking donepezil, a commonly prescribed Alzheimer’s disease medication. For information on dimebon clinical trials, please visit www.dimebontrials.com or www.clinicaltrials.gov.

About the Pfizer/Medivation Dimebon Collaboration

Medivation and Pfizer have a global collaboration to develop and commercialize dimebon for the treatment of Alzheimer’s disease and Huntington disease. Under the terms of the agreement, the companies work together on the dimebon development program. For more information about Pfizer, visit www.Pfizer.com. For more information about Medivation, visit www.Medivation.com

Medivation Investor Conference Call Details

Medivation will hold a conference call today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss this announcement. To participate in the live call, please dial 866-582-8907 for domestic callers and 1-678-825-8232 for international callers. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website at www.medivation.com. A replay also will be available for 30 days following the live call.

Forward-Looking Statements

PFIZER DISCLOSURE NOTICE: The information contained in this release is as of April 11, 2011. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information that involves substantial risks and uncertainties about a potential indication for dimebon for the treatment of mild-to-moderate Alzheimer’s disease, including its potential benefits; the continued clinical development of dimebon; and the continuation of our collaboration with Medivation. Such risks and uncertainties include, among other things, the uncertainties inherent in research and development, including risks related to the progress, timing and results of the clinical trials for dimebon; whether and when any new drug applications for such indication will be filed with regulatory authorities; decisions by regulatory authorities regarding whether and when to approve any new drug applications that may be filed for such indication, including the risk that such indication may never be approved for commercial sale in any jurisdiction, as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of any such indication and competitive developments.

A further list and description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in its reports on Form 10-Q and Form 8-K.

MEDIVATION DISCLOSURE NOTICE: This press release contains forward-looking statements, including statements regarding the continued clinical development of dimebon, the continued effectiveness of, and continuing collaborative activities under, our collaboration with Pfizer, potential clinical indications for dimebon, including its potential benefits, the timing of the release of clinical trial data, and future regulatory matters, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Medivation’s actual results to differ significantly from those projected, including, without limitation, risks related to progress, timing and results of Medivation’s clinical trials, including the risk that adverse clinical trial results could alone or together with other factors result in the delay or discontinuation of some or all of our dimebon development activities, difficulties or delays in obtaining regulatory approval, as well as the risk that dimebon may never be approved for commercial sale in any jurisdiction, Medivation’s dependence on the efforts of and funding by Pfizer for the development of dimebon under its collaboration with Pfizer, which collaboration may be unilaterally terminated by Pfizer at its election at any time, the achievement of development, regulatory and commercial milestones under Medivation’s collaboration agreement with Pfizer, manufacturing of Medivation’s product candidates, including Medivation’s dependence on Pfizer for the manufacture of all clinical requirements of dimebon, the adequacy of Medivation’s financial resources, unanticipated expenditures or liabilities, intellectual property matters, and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010, filed on March 16, 2011 with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Medivation disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

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